SCHEDULE 14A
                                 (Rule 14a-101)
                   INFORMATION REQUIRED IN THE PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No. ___ )

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Check the appropriate box:
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|_|   Soliciting Material Under Rule 14a-12

                            Meridian Bioscience, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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      paid previously. Identify the previous filing by registration statement
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      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

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

                            MERIDIAN BIOSCIENCE, INC.
                             3471 River Hills Drive
                             Cincinnati, Ohio 45244

                            Notice of Annual Meeting
                               and Proxy Statement

Dear Shareholder:

Our Annual Meeting of Shareholders will be held at 2:00 p.m. on January 21, 2003 at Ivy Hills Country Club, 7711 Ivy Hills Boulevard, Cincinnati, Ohio. We hope you will attend. At the meeting, you will hear a report on our operations and have a chance to meet your directors and executive officers.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our director candidates.

Please complete, sign, date, and return your proxy card promptly in the enclosed envelope.

Sincerely yours,


/s/ William J. Motto

William J. Motto
Chairman of the Board

December 23, 2002

                            NOTICE OF ANNUAL MEETING
                                       OF
                    SHAREHOLDERS OF MERIDIAN BIOSCIENCE, INC.

Time:

         2:00 p.m., Eastern Time

Date:

         January 21, 2003

Place:

         Ivy Hills Country Club
         7711 Ivy Hills Boulevard
         Cincinnati, Ohio 45244

Purpose:

      o     Elect directors

      o Ratify appointment of PricewaterhouseCoopers LLP as Meridian's independent public accountants for fiscal year 2003

      o     Conduct other business if properly raised

      Only shareholders of record on December 2, 2002 may vote at the meeting. The approximate mailing date of this Proxy Statement and accompanying Proxy Card is December 23, 2002.

      Your vote is important. Please complete, sign, date, and return your proxy card promptly in the enclosed envelope.

      /s/ Melissa Lueke

      Melissa Lueke
      Secretary

      December 23, 2002

                                TABLE OF CONTENTS

                                                                            Page

GENERAL INFORMATION............................................................1

ELECTION OF DIRECTORS..........................................................1

RATIFICATION OF APPOINTMENT OF ACCOUNTANTS.....................................4

DIRECTOR COMPENSATION..........................................................6

BOARD COMMITTEES...............................................................6

REPORT OF THE AUDIT COMMITTEE..................................................6

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION........................7

PRINCIPAL SHAREHOLDERS.........................................................9

DIRECTORS AND EXECUTIVE OFFICERS..............................................10

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..........................11

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION...................11

SUMMARY COMPENSATION TABLE....................................................12

OPTION GRANTS IN LAST FISCAL YEAR.............................................13

FISCAL 2002 OPTION EXERCISES  AND FISCAL YEAR-END OPTION VALUES...............13

PERFORMANCE GRAPH.............................................................14

SHAREHOLDER PROPOSALS FOR NEXT YEAR...........................................15

QUESTIONS?....................................................................15

                               GENERAL INFORMATION

Who may vote

Shareholders of Meridian, as recorded in our stock register on December 2, 2002, may vote at the meeting. As of that date, Meridian had 14,633,733 shares of Common Stock outstanding.

How to vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How proxies work

Meridian's Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of the ratification of PricewaterhouseCoopers LLP as Meridian's independent public accountants for fiscal year 2003.

If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying Meridian's Secretary in writing at the address under "Questions?" on page 15.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes needed

The six director candidates receiving the most votes will be elected to fill the seats on the Board. Ratification of appointment of accountants requires the favorable vote of a majority of the votes cast. Only votes for or against these proposals count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy card but does not have authority to vote on a particular proposal

Other Matters

Any other matters considered at the meeting, including adjournment, will require the affirmative vote of a majority of the votes cast.

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

The Board has nominated the director candidates named below.

The Board of Directors oversees the management of Meridian on your behalf. The Board reviews Meridian's long-term strategic plans and exercises direct decision-making authority in key areas, such as choosing the Chief Executive Officer, setting the scope of his authority to manage Meridian's business day to day and evaluating management's performance.

The Board is nominating for election all of the following current directors:
James A. Buzard, John A. Kraeutler, Gary P. Kreider, William J. Motto, David C. Phillips and Robert J. Ready.

Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting. In voting to elect directors, shareholders are entitled to cumulate their votes and to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or to distribute their votes on the same principle among as many candidates as the shareholder sees fit. In order to invoke cumulative voting, notice of cumulative voting must be given in writing by a shareholder to the President, a Vice President or the Secretary of Meridian not less than 48 hours prior to the Annual Meeting. The proxies solicited include discretionary authority to cumulate votes.

Four of our six nominees are not Meridian employees. Only non-employee directors serve on Meridian's Audit and Compensation committees. All Meridian directors are elected for one-year terms. Personal information on each of our nominees is given below.

Board meetings last year: 7

Actions in writing last year: None

If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

The Board recommends you vote FOR each of the following candidates:

--------------------------------------------------------------------------------
James A. Buzard, Ph.D.        James A. Buzard, Ph.D. was Executive Vice
Director since 1990           President of Merrell Dow Pharmaceuticals Inc. from
Age:75                        March 1981 until December 1989. From December 1989
                              until his retirement in February 1990, he was Vice
                              President of Marion Merrell Dow, Inc. He has been a business consultant since February 1990.
                              Dow, Inc. He has been a business
                              consultant since February 1990.

--------------------------------------------------------------------------------
John A. Kraeutler             John A. Kraeutler has more than 25 years of
Director since 1997           experience in the medical diagnostics industry and
Age:54                        joined Meridian as Executive Vice President and
                              Chief Operating Officer in January 1992. In July
                              1992, Mr. Kraeutler was named President of
                              Meridian. Before joining Meridian, Mr. Kraeutler served as Vice President, General Manager for a division of Carter-Wallace, Inc. Prior to that, he held key marketing and technical positions with Becton, Dickinson and Company and Organon, Inc.

--------------------------------------------------------------------------------
Gary P. Kreider, Esq.         Gary P. Kreider serves as Chairman of the
Director since 1991           Compensation Committee. Mr. Kreider has been a
Age:64                        Senior Partner of the Cincinnati law firm of
                              Keating, Muething & Klekamp, P.L.L., counsel to
                              Meridian, since 1975. He is also an Adjunct
                              Professor of Law in securities at the University of Cincinnati College of Law and a director of LSI
                              Industries, Inc.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
William J. Motto              William J. Motto has more than 35 years of
Director since 1977           experience in the pharmaceutical and diagnostics
Age:61                        products industries, is a founder of Meridian and
                              has been Chairman of the Board since 1977. Before forming Meridian, Mr. Motto served in various capacities for Wampole Laboratories, Inc., Marion
                              Laboratories, Inc. and Analytab Products, Inc., a division of American Home Products Corp.

--------------------------------------------------------------------------------
David C. Phillips             David C. Phillips serves as Chairman of the Audit
Director since 2000           Committee. Mr. Phillips spent 32 years with Arthur
Age:64                        Andersen LLP. His service with this firm included
                              several managing partner leadership positions.
                              After retiring from Arthur Andersen in 1994, Mr.
                              Phillips became Chief Executive Officer of
                              Downtown Cincinnati, Inc., which is responsible for economic revitalization of Downtown
                              Cincinnati. Mr. Phillips retired from DCI in 1999 to devote full time to Cincinnati Works, Inc., an organization dedicated to reducing the number of people living below the poverty level by assisting them to strive towards self-sufficiency through work, and his financial consulting services.

--------------------------------------------------------------------------------
Robert J. Ready               Robert J. Ready founded LSI Industries, Inc.,
Director since 1986           Cincinnati, Ohio in 1976, which engineers,
Age:62                        manufactures and markets commercial/industrial
                              lighting and graphics products, and has served as its President and Chairman of its Board of Directors since that time.

--------------------------------------------------------------------------------

RATIFICATION OF
APPOINTMENT OF ACCOUNTANTS
(Item 2 on the Proxy Card)

Although not required, the Board is seeking shareholder ratification of the Audit Committee's selection of PricewaterhouseCoopers LLP as Meridian's independent public accountants for fiscal 2003. The affirmative vote of a majority of shares voting at the meeting is required for ratification. If ratification is not obtained, the Board intends to continue the employment of PricewaterhouseCoopers LLP at least through fiscal 2003. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Shareholders' Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Changes in the Company's Certifying Accountant

On May 13, 2002, Meridian dismissed Arthur Andersen LLP as the independent public accountant to audit Meridian's consolidated financial statements.

Following a review of Meridian's accounting services in recent years, the Board of Directors initiated a process to solicit bids from Deloitte & Touche LLP, Ernst & Young LLP, Grant Thornton LLP, and PricewaterhouseCoopers LLP. The Audit Committee of the Board of Directors, after reviewing audit proposals from all four firms selected PricewaterhouseCoopers as Meridian's independent accountants to replace Arthur Andersen, effective May 13, 2002. The Company reported this change of accountant in a Current Report on Form 8-K filed with the SEC on May 13, 2002.

Arthur Andersen's report on Meridian's financial statements for each of the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During Meridian's two most recent fiscal years and the subsequent interim periods preceding the replacement of Arthur Andersen, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Arthur Andersen, would have caused them to make a reference to the subject matter of the disagreement(s) in connection with its report. Meridian has authorized Arthur Andersen to respond fully to any inquiries by PricewaterhouseCoopers.

Arthur Andersen did not advise Meridian either during its two most recent fiscal years or during the subsequent interim periods preceding Arthur Andersen's dismissal:

      > that the internal controls necessary for Meridian to develop reliable financial statements did not exist;

      > that information had come to its attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management;

      > of the need to expand significantly the scope of its audit, or that information had come to its attention during the two most recent fiscal years or any subsequent interim periods that if further investigated might materially have impacted the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or

            (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report, or have caused it to be unwilling to rely on management's representations or be associated with Meridian's financial statements; or

      > that information had come to its attention that it had concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report, including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements.

During the two most recent fiscal years and during the interim period prior to engaging PricewaterhouseCoopers, neither Meridian nor anyone on its behalf consulted PricewaterhouseCoopers regarding either: (i) the application of accounting principles to a specified transaction (either completed or proposed) or the type of audit opinion that might be rendered on Meridian's financial statements, and no written report or oral advice was provided to Meridian that PricewaterhouseCoopers concluded was an important factor considered by Meridian in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement or a reportable event.

Meridian provided Arthur Andersen LLP with a copy of the foregoing disclosures and received from Arthur Andersen LLP a letter addressed to the Securities and Exchange Commission stating its agreement with such disclosures. A copy of the letter from Arthur Andersen was filed with the SEC as Exhibit 16 to the Form 8-K.

Principal Accounting Firm Fees:

Aggregate fees billed to Meridian by Arthur Andersen LLP for fiscal 2002 were:

Audit Fees                                      $  12,000
                                                ---------

Financial Information System Design and
Implementation Fees
                                                $      --

All other Fees                                  $ 101,034
                                                =========
                                                (a)

                                                $ 113,034
                                                =========

Aggregate fees billed to Meridian for fiscal 2002 by Meridian's principal accounting firm, PricewaterhouseCoopers LLP, are as follows:

Audit Fees                                      $ 164,000
                                                ---------

Financial Information
System Design and Implementation Fees           $      --
                                                ---------
                                                      (b)

All other Fees                                  $ 258,989
                                                ---------
                                                   (a)(b)

                                                $ 422,989
                                                =========

(a) Includes fees for tax and other non- audit services, including Biotrin due diligence fees of $247,089 for PricewaterhouseCoopers LLP.

(b) The Audit Committee has determined that the provision of these services is compatible with maintaining the principal accountant's independence.

DIRECTOR COMPENSATION

Non-employee directors of Meridian receive $12,000 per year for serving as a director and as members of committees of the Board. They also receive $1,000 for each director or committee meeting attended, except if a committee meeting occurs on the same day as a directors' meeting the committee meeting fee is $800. They receive $500 for each director or committee meeting held by telephone. The Audit Committee Chairman and Compensation Committee Chairman receive an additional $1,000 and $500, respectively, for each committee meeting held. Each non-employee director is also granted a non-qualified option to purchase 2,317 shares of Common Stock at the time of election or re-election to the Board of Directors, with the exercise price being the closing sale price on Nasdaq reported immediately prior to the date of grant. If a change in control occurs, non-employee directors will receive lump-sum payments equal to ten times their annual compensation received in the prior fiscal year. Directors who are employees of Meridian are not separately compensated for serving as directors.

BOARD COMMITTEES

The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board. The Board of Directors does not have a nominating committee or executive committee.

The Audit Committee is responsible for reviewing Meridian's internal accounting operations. It also recommends the employment of independent accountants and reviews the relationship between Meridian and its outside accountants.

Meetings last year: 7

Actions in writing last year: None

REPORT OF THE AUDIT COMMITTEE

Meridian's Audit Committee is composed of Messrs. Phillips (Chairman), Ready, Buzard and Kreider. All of the members of the Committee met the NASD standards for independence and financial literacy in fiscal 2002.

In April 2000, the Board adopted the Audit Committee Charter, which was attached to the 2001 Proxy Statement as Appendix I. The Charter outlines the activities and responsibilities of the Committee.

On May 6, 2002 the Committee selected the accounting firm of PricewaterhouseCoopers as their new independent public accountants. The selection was made after considering offers from Deloitte & Touche LLP, Ernst & Young LLP, Grant Thornton LLP, and PricewaterhouseCoopers LLP.

On August 20, 2002, the Committee met with representatives of PricewaterhouseCoopers and Meridian's internal accountants and reviewed with them the proposed 2002 Audit Plan, areas warranting particular concentration on the audit and the effects of new accounting pronouncements. The
PricewaterhouseCoopers representatives reviewed with the Committee written disclosures required by the Independence Standards Board Standard No. 1 regarding independence of the public accountants and presented a letter regarding that matter to the Committee.

At its meeting on November 19, 2002, the Committee reviewed with management, PricewaterhouseCoopers and Meridian's accounting officers the results of the audit for fiscal 2002, including the audited financial statements. The Committee reviewed the requirements of its Charter previously adopted and the reports that were required to be disclosed to the Committee. The Committee discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61.

The Committee met on December 13, 2002 to review a draft of the Form 10-K. Based on their review the Committee recommended to the Board of Directors that the audited financial statements of Meridian be included in its Annual Report on Form 10-K for the year ended September 30, 2002 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee

David C. Phillips (Chairman)
Robert J. Ready
James A. Buzard
Gary P. Kreider

The Compensation Committee is responsible for establishing compensation for management and administering Meridian's stock option plans.

Meetings last year: 4

Actions in writing last year: None

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Report of the Compensation Committee

Meridian's Compensation Committee is composed of Messrs. Kreider (Chairman), Buzard, Phillips and Ready. The Compensation Committee is responsible for establishing compensation for executive officers, establishing salary levels and bonus plans, making bonus awards and otherwise dealing in all matters concerning compensation of the executive officers and awarding stock options for all employees.

At its meeting on November 14, 2001, the Committee maintained salary levels for Messrs. Motto, Kraeutler, Eberly and Interno for fiscal 2002 at fiscal 2001 levels, as shown in the Summary Compensation Table, granted increases to operating officers and established a fiscal 2002 bonus award based on targeted net earnings levels which the Company did not achieve. The Committee had available to it in establishing executive salaries the recommendations of management with respect to overall staff level compensation for the coming fiscal year for Meridian. The Committee took into account these considerations plus the financial performance of Meridian during fiscal 2001 in establishing salary levels. It determined the compensation for the Chief Executive Officer in the same manner it did for its other executive officers. The Committee met without Meridian's management in making its decisions. At its meeting on November 14, 2001 and at other meetings throughout the year, the Committee also awarded stock options pursuant to Meridian's Stock Option Plan to various employees including the stock options to executive officers listed elsewhere in this Proxy Statement.

At its meeting on November 19, 2002, the Committee increased salary levels for Messrs. Motto, Kraeutler, Eberly and Interno for fiscal 2003, granted increases to operating officers and established a fiscal 2003 bonus award based on targeted net earnings levels from $6,350,000 - $7,350,000. They also awarded options to purchase 130,000 Common Shares which will vest immediately if Meridian's net earnings for fiscal 2003 are at least $6,800,000. If this target is not reached, the options will not vest until nine years after the date of grant.

Respectfully submitted,

Compensation Committee

Gary P. Kreider (Chairman)
Robert J. Ready
James A. Buzard
David C. Phillips

PRINCIPAL SHAREHOLDERS

William J. Motto, Chairman of the Board, and Putnam Investment Management, LLC are the only shareholders known by Meridian to own beneficially 5% or more of its outstanding Common Stock as of December 2, 2002. Information has been furnished by the persons listed and/or has been obtained from reports filed by the persons listed with the Securities and Exchange Commission:

                                      Amount and Nature of
Name of Beneficial Owner              Beneficial Ownership     Percent of Class
------------------------              --------------------     ----------------

William J. Motto(1)                        4,136,646                28.2%
Putnam Investments, LLC(2)                 2,022,980                13.8%

(1) The business address of Mr. Motto is 3471 River Hills Drive, Cincinnati, Ohio 45244. The shares of Common Stock reported as beneficially owned by Mr. Motto include 25,000 shares subject to options exercisable within 60 days.

(2) The business address of Putnam Investment Management, LLC is One Post Office Square, Boston, Massachusetts 02109. The shares of Common Stock reported as beneficially owned by Putnam Investment Management, LLC are as of September 30, 2002, the latest date such information is available to Meridian.

DIRECTORS AND EXECUTIVE OFFICERS

This table lists the executive officers and directors of Meridian and shows how much common stock each owned on December 2, 2002.

                                                                            Common Stock
                                                                         Beneficially Owned
          Name                              Position               Amount(1)           Percentage(2)
          ----                              --------               ------              ----------
William J. Motto                Chairman of the Board of         4,136,646(2)             28.2%
                                Directors, Chief Executive
                                Officer

John A. Kraeutler               President, Chief Operating         279,703                1.9%
                                Officer and Director

Antonio A. Interno(3)           Senior Vice President              370,626                2.5%

Richard L. Eberly(4)            Executive Vice President            46,750                  *

Kenneth J. Kozak(5)             Vice President, Research and        16,009                  *
                                Development

Melissa A. Lueke(6)             Vice President, Chief Financial     18,600                  *
                                Officer and Secretary

Susan A. Rolih(7)               Vice President of Regulatory         2,500                  *
                                Affairs & Quality Systems

Lawrence J. Baldini(8)          Vice President of Operations         5,500                  *

James A. Buzard, Ph.D.(9)       Director                            27,204                  *

Gary P. Kreider(9)              Director                            46,177(10)              *

Robert J. Ready(9)              Director                            28,909                  *

David C. Phillips(9)            Director                            10,634                  *

All Executive Officers and Directors                             4,989,258               33.0%
as a Group

(1) Includes options exercisable within 60 days from Mr. Motto of 25,000 shares, Mr. Kraeutler of 264,445 shares, Mr. Interno of 56,657 shares, Mr. Eberly of 46,650 shares, Mr. Kozak of 15,600 shares, Mr. Buzard of 22,446 shares, Mr. Kreider of 21,855 shares, Ms. Lueke of 11,000 shares, Mr. Phillips of 4,634 shares, Mr. Ready of 22,446 shares and Ms. Rolih of 2,500 shares.

(2) See description of Common Stock ownership contained under "Principal Shareholder."

(3) Antonio A. Interno was appointed as a Vice President in August 1991 and appointed a Senior Vice President in September 1997. He has been Managing Director of Meridian's European subsidiary, Meridian Diagnostics Europe since February 1990.

(4) Richard L. Eberly was appointed Vice President of Sales and Marketing on January 10, 1997 and appointed an Executive Vice President in May 2000. He has over 12 years of experience in the medical diagnostic industry and joined Meridian in January 1995. Prior to his appointment to Vice President of Sales and Marketing, Mr. Eberly served as the Director of Sales for Meridian. Before joining Meridian, he held key sales and marketing positions at Abbott Diagnostics.

(5) Kenneth J. Kozak joined Meridian in October 1987 and was appointed Vice President, Research and Development, on May 17, 1999. Prior to this appointment, Mr. Kozak served as Director of Product Development for Meridian. Before joining Meridian, Mr. Kozak held a variety of positions at the University of Cincinnati College of Medicine.

(6) Melissa A. Lueke was appointed Vice President, Chief Financial Officer and Secretary on January 23, 2001. Prior to her appointment, Ms. Lueke served as Meridian's Controller since March 2000 and Acting Secretary from July 20, 2000 to January 23, 2001. Before joining Meridian, Ms. Lueke was employed by Arthur Andersen LLP from June 1985 to January 1999, most recently as a Senior Audit Manager.

(7) Susan A. Rolih was appointed Vice President of Regulatory Affairs and Quality Systems on May 29, 2001. Before joining Meridian, Ms. Rolih held various regulatory and quality positions with Immucor, Inc.

(8) Lawrence J. Baldini was appointed Vice President of Operations on April 3, 2001. Before joining Meridian, Mr. Baldini held various operations management positions with Instrumentation Laboratories and Fisher Scientific.

(9) Audit Committee Member and Compensation Committee Member.

(10) Includes 145 shares held by his wife, 1,000 shares held as custodian for his minor child and 9,621 shares held by trusts of which Mr. Kreider is trustee and a beneficiary. Also includes Meridian debentures convertible into 1,625 shares.

* Less than one percent.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16 of the Securities Exchange Act of 1934 requires Meridian's executive officers, directors and persons who own more than ten percent of a registered class of Meridian's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the copies of such forms received by it, Meridian believes that during the last fiscal year, all of its executive officers, directors and ten percent stockholders complied with the Section 16 reporting requirements.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Gary P. Kreider, who is Chairman of the Compensation Committee, is a senior partner of Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio, a law firm that provided legal services to Meridian in fiscal 2002.

                           SUMMARY COMPENSATION TABLE

                                                                  Annual Compensation
                                         -----------------------------------------------------------------------------
                                                                                   Securities
Name and Principal Position                                                        Underlying         All Other
                                          Year           Salary        Bonus         Options         Compensation(1)
                                         -----------------------------------------------------------------------------
William J. Motto(1)                       2002          $387,700      $ -0-          55,000             $41,779
Chairman of the Board of Directors,       2001           387,700        -0-          20,000              50,298
Chief Executive Officer                   2000           371,000       104,344       20,000              43,908

John A. Kraeutler(2)                      2002          $280,700      $ -0-          55,000             $23,687
President, Chief Operating Officer        2001           280,700        -0-          50,000              32,165
                                          2000           268,600        75,544       50,000              31,401

Antonio A. Interno(3)                     2002          $198,200      $ -0-          10,000             $20,200
Senior Vice President, Managing           2001           192,100        -0-          10,000              16,200
Director MDE                              2000           200,000        32,837       15,000              16,200

Richard L. Eberly(4)                      2002          $177,700      $ -0-          10,000             $27,480
Executive Vice President, Sales,          2001           177,700        -0-          35,000              22,532
Marketing and Operations                  2000           170,000        43,594       10,000              35,813

Melissa A. Lueke(5)                       2002          $157,800      $ -0-          10,000             $13,686
Vice President, Chief Financial           2001           145,900        -0-          30,000              13,759
Officer and Secretary                       --                --            --           --                  --

(1) "All Other Compensation" for Mr. Motto includes (a) car allowances of $16,579, $14,297, and $17,044 in 2002, 2001 and 2000, respectively, (b)
professional allowances of $15,200, $15,000 and $7,000 in 2002, 2001 and 2000,
respectively, (c) premiums paid under Meridian's Split-Dollar Life Insurance Program of $-0-, $11,697 and $11,182 in 2002, 2001 and 2000, respectively and
(d) amounts accrued under Meridian's Savings and Investment Plan. Todd Motto, the adult son of William J. Motto, is Director International Marketing MBE at Meridian. Todd Motto received $81,200 in compensation for fiscal 2002 and options to purchase 5,000 shares of Meridian common stock at an exercise price of $4.70 per share.

(2) "All Other Compensation" for Mr. Kraeutler includes (a) car allowances of $12,595, $10,280, and $14,608 in 2002, 2001 and 2000, respectively, (b)
professional allowances, (c) premiums paid under Meridian's Split-Dollar Life Insurance Program of $-0-, $8,948 and $7,422 in 2002, 2001 and 2000,
respectively and (d) amounts accrued under Meridian's Savings and Investment Plan of $9,986, $11,247 and $6,371 in 2002, 2001 and 2000, respectively. Mr.
Kraeutler and Meridian are parties to an employment agreement dated February 15, 2001 which sets forth compensation, non-competition, benefit and severance provisions and provides for a payment equal to three times Mr. Kraeutler's base salary (plus any salary earned but not paid) upon the occurrence of certain events, including a change in control of Meridian. The agreement is effective for a period of 36 months commencing February 15, 2001, automatically extending until either party terminates the agreement.

(3) "All Other Compensation" for Mr. Interno includes (a) car allowances of $16,200, $16,200, and $16,200 in 2002, 2001 and 2000, respectively and (b)
amounts accrued under Meridian's Savings and Investment Plan. The increase in Mr. Interno's salary during fiscal 2002 reflects changes in exchange rates. There was no change to the amount of salary in local currency during fiscal 2002.

(4) "All Other Compensation" for Mr. Eberly includes (a) car allowances of $13,650, $6,966, and $6,394 in 2002, 2001 and 2000, respectively, (b) premiums paid under Meridian's Split-Dollar Life Insurance Program of

$4,190, $-0- and $2,487 in 2002, 2001 and 2000, respectively, (c) amounts accrued under Meridian's Savings and Investment Plan of $9,640, $9,706 and $9,805 in 2002, 2001 and 2000, respectively and (d) reimbursement for education related expenses of $-0-, $5,860 and $14,775 in 2002, 2001 and 2000, respectively.

(5) "All Other Compensation" for Ms. Lueke includes (a) car allowances of $5,000 and $3,000 in 2002 and 2001, respectively, (b) premiums paid under Meridian's Split-Dollar Life Insurance Program and (c) amounts accrued under Meridian's Savings and Investment Plan of $8,686 and $8,030 in 2002 and 2001, respectively.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      Potential Realized Value
                             Number of  % of Total Options                            at Assumed Annual Rates
                            Securities      Granted to       Exercise                 of Price Appreciation for
                            Underlying     Employees in        Price                         Option Term
                             Options          Fiscal           ($/Per    Expiration
Names                        Granted           2002            Share)      Date           5%            10%
-----                        -------           ----            ------      ----          ---            ---
William J. Motto              50,250            21%            4.70       9/30/11      $384,704      $612,577
                               4,750             1%            5.17       9/30/11        40,002        63,696
John A. Kraeutler             55,000            22%            4.70       9/30/11       421,069       670,482
Antonio A. Interno            10,000             4%            4.70       9/30/11        76,558       121,906
Richard L. Eberly             10,000             4%            4.70       9/30/11        76,558       121,906
Melissa A. Lueke              10,000             4%            4.70       9/30/11        76,558       121,906

                          FISCAL 2002 OPTION EXERCISES
                        AND FISCAL YEAR-END OPTION VALUES

                                                                 Number of Securities         Value of Unexercised
                                                                Underlying Unexercised      In-the-Money Options at
                          Shares Acquired                         Options at FY-End                  FY-End
         Name               on Exercise     Value Realized    Exercisable/Unexercisable     Exercisable/Unexerciable
         ----               -----------     --------------    -------------------------     ------------------------
William J. Motto                  --                --              25,000/70,000                $  --/$59,368
John A. Kraeutler             25,064           $38,348              264,445/92,500               38,640/61,600
Antonio A. Interno                --                --              56,657/18,750                11,227/11,200
Richard L. Eberly                 --                --              46,650/36,875                16,600/61,000
Melissa A. Lueke               5,000            25,000              11,000/32,000                   --/61,000

                                PERFORMANCE GRAPH

      The following graph shows the yearly percentage change in Meridian's cumulative total shareholder return on its Common Stock as measured by dividing the sum of (A) the cumulative amount of dividends, assuming dividend reinvestment during the periods presented and (B) the difference between Meridian's share price at the end and the beginning of the periods presented; by the share price at the beginning of the periods presented with the Wilshire 5000 Equity Index and a Peer Group Index. The Peer Group consists of Apogent Technologies, Inc., Biomerica, Inc., Biosite, Inc., Diagnostic Products Corp., Hemagen Diagnostics, Inc., Hycor Biomedical, Inc., Idexx Laboratories Corp., Neogen Corp., Quidel Corp. and Trinity Biotech Plc.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
            AMONG MERIDIAN BIOSCIENCE, INC., THE WILSHIRE 5000 INDEX
                                AND A PEER GROUP

                            [PERFORMANCE GRAPH DATA]

                                    9/97        9/98        9/99       9/00        9/01        9/02
                                --------------------------------------------------------------------
MERIDIAN BIOSCIENCE, INC.         100.00       65.41       70.53      71.79       45.13       58.34
WILSHIRE 5000                     100.00      103.28      131.12     154.13      109.51       90.32
PEER GROUP                        100.00       94.77      112.37     137.26      139.33      134.69

* $100 invested on 9/30/97 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

SHAREHOLDER PROPOSALS FOR NEXT YEAR

      The deadline for shareholder proposals to be included in the Proxy Statement for next year's meeting is August 23, 2003.

      The form of Proxy for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in Meridian's Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2003 Annual Shareholders' Meeting, it must be received prior to November 5, 2003. If there is a change in the anticipated date of next year's annual meeting or these deadlines by more than 30 days, we will notify you of this change through our Form 10-Q filings.

      Meridian's Code of Regulations provides that only persons nominated by an officer, director or in writing by a shareholder at least five days prior to the meeting at which directors are to be selected shall be eligible for election.

QUESTIONS?

      If you have questions or need more information about the annual meeting, write to:

      Melissa Lueke, Vice President, Chief Financial Officer and Secretary Meridian Bioscience, Inc.
      3471 River Hills Drive
      Cincinnati, Ohio 45244
      or call us at (513) 271-3700.

For information about your record holdings call the Fifth Third Bank Shareholder Services at 1-800-837-2755.

MERIDIAN BIOSCIENCE, INC.

PROXY     The undersigned hereby appoints WILLIAM J. MOTTO and MELISSA A. LUEKE,
FOR       or either of them, proxies of the undersigned, each with the
ANNUAL    substitution, to vote cumulatively or otherwise all shares of Common
MEETING Stock which the undersigned would be entitled to vote on the ma specified below and in their discretion with respect to such other business as may properly come before the Annual Meeting of Shareh of Meridian Bioscience, Inc. to be held on January 21, 2003 at 2:00 P.M. Eastern Time at Ivy Hills Country Club, 7711 Ivy Hills Boul Cincinnati, Ohio and any adjournment of such Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

     1.   Authority to elect as directors the six nominees listed below.

                        FOR ____        WITHHOLD AUTHORITY ____

          JAMES A. BUZARD, JOHN A. KRAEUTLER, GARY P. KREIDER, WILLIAM J. MOTTO, DAVID C. PHILLIPS AND ROBERT J. READY

          WRITE THE NAME OF ANY NOMINEE(S) FOR WHOM AUTHORITY

          TO VOTE IS WITHHELD ____________________________________________

     2. To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for fiscal 2003.

                       FOR ____  AGAINST ____  ABSTAIN ____

     THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

(This proxy is continued and is to be signed on the reverse side)

Date __________________________, ______

_______________________________________

_______________________________________

Important: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS